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                                                                EXHIBIT (d)(iii)

                                  CERTIFICATE

Certificate Number                                            Number of Shares



                             Pacholder Fund, Inc.
                            a Maryland Corporation

                      Series D Cumulative Preferred Stock
                                $.01 Par Value

     This certifies that ______________________________ is the registered holder of _______________________ (________) Series D Shares of Cumulative Preferred Stock, par value $.01 per share, of Pacholder Fund, Inc., a Maryland corporation (the "Corporation"), fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Charter and By-Laws of the Corporation, each as from time to time amended, to all of which the holder by acceptance hereof assents. The Corporation will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preferences thereof and of any subsequent series of such preferred or special classes.

     Witness the seal of the Corporation and the signatures of the duly authorized officers of the Corporation.

Dated:



---------------------------          ----------------------------
James P. Shanahan, Jr.               Anthony L. Longi, Jr.
Secretary                            President

[SEAL]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.